FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL BOARD OF DIRECTORS APPOINTS
JAMES SISTEK AS CHIEF ADMINISTRATIVE OFFICER

Troy, Michigan, December 9, 2019 - Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, announced today that the Company's Board of Directors appointed James Sistek as Chief Administrative Officer.
Terry Gohl, Horizon Global’s Chief Executive Officer, stated, “We are pleased to announce Jim as Horizon Global’s Chief Administrative Officer. Jim is an accomplished executive with vast automotive industry and turnaround experience. Jim’s expertise spans a number of business functions, from purchasing to product development to information technology, and he will be immediately tasked with enhancing our business operations through the implementation of global, standardized business systems. We are extremely pleased to add another top-level talent to the team and look forward to Jim’s significant contributions to the business.”

John Kennedy, Horizon Global’s Board Chair remarked, “We continue to strengthen our leadership team, and we expect Jim to have an immediate impact as he streamlines our business operations and supports the acceleration of our many business improvement initiatives."
Kennedy added, “We remain focused on delivering best-in-class towing and trailering solutions to our customers and maximizing long-term value for the benefit of our shareholders, our employees and all of our stakeholders.”
Prior to joining Horizon Global, Sistek served as Senior Vice President Business Operations for Superior Industries International, Inc. (“Superior”), a Tier 1 automotive supplier of aluminum wheels, from August 2014 to January 2019. During his tenure at Superior, Sistek was directly responsible for product development and launch, supply chain and logistics, quality, information technology and served as the executive lead on a corporate-wide overhaul of the operating model. From January 2013 to August 2014, Sistek served as President and Founder of Infologic, Inc. (“Infologic”), a consulting services company specializing in the optimization of business operations, where he streamlined business processes, supported program development and launch programs, and provided complete technology assessments for Tier 1 suppliers and IT service providers. Prior to forming Infologic, from October 2005 to January 2013, Sistek held various leadership positions at Visteon Corporation, ultimately serving as Vice President Shared Services and Chief Information Officer from 2009 to 2013.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders. Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Reese, Tekonsha, and Westfalia. Horizon Global has approximately 4,200 employees in 37 facilities across 15 countries. For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.